SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 24, 2008

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 2.02 Results of Operations and Financial Condition.

On June 26, 2008, the Registrant issued a press release and held a conference call with analysts to report on the results of operations for the second quarter of fiscal year 2008, which ended on May 31, 2008.

Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick Reports Strong Growth in Sales and Profit,” which includes an unaudited Consolidated Income Statement for the three months ended May 31, 2008, an unaudited Consolidated Balance Sheet of the Registrant as of May 31, 2008, and an unaudited Consolidated Cash Flow Statement for the three months ended May 31, 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 24, 2008, the Board of Directors (the “Board”) of McCormick & Company, Incorporated (the “Company”) approved an amendment and restatement of the By-Laws of the Company, revising Article II, paragraph 4 to read as follows:

“4. Annual Meeting. An annual meeting for the election of Directors and for the transaction of such other business as may be properly brought before the meeting shall be held on the last Wednesday in March of every year beginning with the year 2009.”

Previously, an annual meeting was to be held on the first Wednesday in April of every year. The By-Laws of McCormick & Company, Incorporated, as amended and restated effective June 24, 2008, are attached as Exhibit 3(i) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this report are listed in items 2.02 and 5.03 above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: June 26, 2008	By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Exhibit Description
3(i)	The By-Laws of McCormick & Company, Incorporated, as amended and restated effective June 24, 2008.

99.1	Copy of Press Release labeled “McCormick Reports Strong Growth in Sales and Profit.”